EXHIBIT 4.20


                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is made and entered into as of February 13, 2004, among SmartServ Online, Inc., a Delaware corporation (the "Company"), and the purchasers signatory hereto (each such purchaser is a "Purchaser" and all such purchasers are, collectively, the "Purchasers").

     This Agreement is made pursuant to the Subscription Agreement(s), dated as of the date hereof among the Company and each of the Purchasers (the "Subscription Agreement(s)"). The signature of each Purchaser to his, her or its Subscription Agreement is deemed to be, and is effective as, such Purchasers' signature hereto.

     The Company and the Purchasers hereby agree as follows

1. Certain Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreements shall have the meanings given such terms in the Subscription Agreements. As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          "Holders" shall mean the Purchasers and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred.

          "Offering" shall have the meaning ascribed to such term in the Subscription Agreement.

          "Registrable Securities" shall mean (i) Common Stock underlying the Preferred Stock held by the Holders, (ii) the Warrant Shares, (iii) shares of Common Stock underlying warrants held by investors in the Company's private placement financings in May, June, September and November 2003 aggregating $3,000,000 in gross proceeds (iv) the Common Stock issuable upon exercise of warrants issued in connection with the offerings referenced in (i), (ii) and
(iii) above held by the placement agent or its assigns or designees, or (v) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the stock referenced in (i), (ii), (iii) or
(iv) above.

          The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration  Expenses"  shall  mean  all  expenses  incurred  by the
Company in compliance with the registration obligation of the Company, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company.

          "Restricted Securities" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 3 hereof.

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and expense allowances applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder.

2. Restrictions on Transferability. The Registrable Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall not be transferred except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Any transferee of such securities shall take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

3. Restrictive Legend. Each certificate representing the Securities, the shares of Common Stock underlying the Warrants and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

     Upon request of Purchaser, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received to the reasonable satisfaction of the Company either an opinion of counsel or the "no-action" letter referred to in Section 4 to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144 or any successor rule, in which case no such opinion or "no-action" letter shall be required.

     The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Registrable Securities and, if required under the terms of such arrangement, such Purchaser may transfer in accordance with applicable law, pledged or secured Registrable Securities to the pledgees or secured parties. If required by the Company's transfer agent in order to effect a pledge, the Company shall cause its counsel, at no cost to the Purchasers, to issue an opinion of counsel to the Company's transfer agent, provided such Purchaser and pledgee or secured party cooperates with and delivers documentation reasonably requested by the Company or its counsel in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Registrable Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

     Certificates evidencing shares of Common Stock (including shares underlying the Warrants) shall not contain any legend (i) following any sale of such shares pursuant to Rule 144, or (ii) if such shares are eligible for sale under Rule 144(k), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). If all or any portion of a Warrant is converted or exercised at a time when such underlying shares of Common Stock may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such underlying shares shall be issued free of all legends. The Company agrees that following the effective date of the registration statement required to be filed hereunder or at such time as such legend is no longer required, it will, no later than five trading days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing shares of Common Stock issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

     4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) if required, a written opinion of legal counsel to the holder which shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. The Company will not require such a legal opinion or "no action" letter (x) in any transaction in compliance with Rule 144 promulgated under the Securities Act, (y) in any transaction in which the Purchaser distributes Restricted Securities solely to its stockholders on a pro rata basis for no consideration, or (z) in any transaction in which a holder which is a partnership or limited liability company distributes Restricted Securities solely to its partners or members, as applicable, for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 4. Each certificate evidencing the Restricted
Securities transferred as above provided shall bear the restrictive legend set forth in Section 3 above.

5. Registration.

     (i) The Company shall file a registration statement on Form SB-2 or other appropriate registration document under the Securities Act for resale of the Registrable Securities and shall use its best efforts to maintain the registration effective for a period of 24 months from the final closing date of the Offering (or so long as a Holder is subject to the volume limitations of Rule 144(e) under the Securities Act) (the "Effectiveness Period"). The Company shall file such registration statement as soon as practicable following the last closing of the Offering, but in any event no later than the later of April 30, 2004 or thirty (30) days after the last closing date of the Offering (the "Required Filing Date"), and shall cause such registration statement to become effective the earlier of (i) the fifth trading day following the date on which the Company is notified by the Commission that such registration statement will not be reviewed or is no longer subject to further review and comments or (ii)
one  hundred   twenty   (120)  days  after  the  Required   Filing  Date.

     (ii) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 5 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

     (iii) Notwithstanding anything in this Section 5 to the contrary, if the Company shall furnish to the Holders of the Securities a certificate signed by the President or Chief Executive Officer of the Company stating that the Board of Directors of the Company has made the good faith determination that it is therefore essential to suspend the use by the Holders of such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Common Stock pursuant thereto, then the right of such Holders to use such registration statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Common Stock pursuant thereto, shall be suspended for a period (the "Suspension Period") of not more than 30 days after delivery by the Company of the certificate referred to above in this Section 5, provided, that the Company shall provide the Holders of the Securities with no less than twenty-four (24) hours prior written notice of any Suspension Period. During the Suspension Period, such Holders shall not offer or sell any Common Stock pursuant to or in reliance upon such registration statement (or the prospectus relating thereto). The Company agrees that, as promptly as practicable, the Company will provide such Holders with revised prospectuses, if required, and will notify the Holders of their ability to effect offers or sales of Common Stock pursuant to or in reliance upon such registration statement. Notwithstanding for foregoing, the Company shall not be entitled to Suspension Periods totaling more than 30 days in the aggregate in any twelve (12) month period.

     (iv) In the event that the Company fails to file the registration statement pursuant to this Section 5 within 15 days following the Required Filing Date or if such registration statement has not been declared effective within the earlier of (i) one hundred twenty 120 days after such Required Filing Date or
(ii) the fifth trading day following the date on which the Company is notified by the Commission that such registration statement will not be reviewed or is no longer subject to further review and comments (such failure to file or become effective, an "Event"), the Company shall pay to each such Holder upon the occurrence of each such Event and on each monthly anniversary of the date of each such Event (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, an amount in cash, as liquidated damages and not as a penalty, equal to 2% of the aggregate purchase price paid by such Holder pursuant to its Subscription Agreement.. If the Company fails to pay any liquidated damages pursuant to this
Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a pro-rata basis for any portion of a month prior to the cure of an Event.

     (iv) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a registration statement required hereunder, then the Company shall file as soon as reasonably practicable but in any case prior to the 45th day following the date such number is exceeded, an additional registration statement covering the resale of by the Holders of not less than all of such Registrable Securities and the Company shall use commercially reasonable efforts to cause such registration statement to be declared effective as soon as reasonably practicable thereafter.

6. Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement and all underwriting discounts, selling commissions and expense allowances applicable to the sale of any securities by the Company for its own account in any registration. All Selling Expenses shall be borne by the Holders whose securities are included in such registration pro rata on the basis of the number of their Registrable Securities so registered.

7. Indemnification.

          (i) The Company will indemnify each Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, with respect to each registration, qualification or compliance effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared by the Company (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises primarily and directly out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omissions) based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein.

          (ii) Each Holder whose Registrable Securities are included in any registration, qualification or compliance effected pursuant to this Agreement will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, and their respective counsel against all claims, losses, damages and liabilities (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses as they are reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder sold under such registration statement, prospectus, offering circular or other document as contemplated herein.

          (iii) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that if any Indemnified Party reasonably concludes that there may be one or more legal defenses available to it that are not available to the Indemnifying Party, or that such claim or litigation involves or could have an effect on matters beyond the scope of this Agreement, then the Indemnified Party may retain its own counsel at the expense of the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and only to the extent that such failure to give notice results in material prejudice to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall cooperate in the defense of such claim or litigation and furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (iv) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8. Transfer or Assignment of Rights. The benefits to the Holder hereunder may be transferred or assigned by a Holder to a transferee or assignee of any of the Restricted Securities, provided that the Company is given written notice prior to the time that such right is exercised, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; provided further that the transferee or assignee of such rights assumes in writing the obligations of the Holder under this Agreement.

9. Registration Procedures. In the case of the registration effected by the Company pursuant to this Agreement, the Company will keep each Holder who is entitled to registration benefits hereunder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

          (i) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

          (ii) Respond as promptly as reasonably possible, and in any event within twenty days, to any comments received from the Commission with respect to a registration statement or any amendment thereto.

          (iv) Notify the Holders and their counsel as promptly as reasonably possible and (if requested by any such person) confirm such notice in writing no later than one trading day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a registration statement is proposed to be filed and (B) with respect to a registration statement or any post-effective amendment, when the same has become effective;

          (v) Furnish such number of prospectuses and other documents incident thereto, including supplements and amendments, as a Holder may reasonably request; and

          (vi) Furnish to each selling Holder, upon request, a copy of all documents filed with and all correspondence from or to the Commission in connection with any such registration statement other than nonsubstantive cover letters and the like.

          (vii) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a registration statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

          (viii) Comply with all applicable rules and regulations of the Commission.

          (ix) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if requested by the Commission, the controlling person thereof.

10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

          (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

          (ii) Use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

11. Reporting Under the Exchange Act. The Company agrees to take no action designed to, or with the effect of, causing the Company to cease to be subject to the reporting requirements of the Exchange Act for so long as a registration statement under this Agreement is required to be filed or caused to be effective, or shall be required to be or remain effective.

12. Miscellaneous.

          (i) The registration statement required to be filed hereunder will also cover the resale of approximately 2,025,000 shares of Common Stock by certain persons with registration rights, including current and former management and consultants, shares to be issued in connection with the acquisition transactions described in the Memorandum, former creditors of the Company who have received securities in satisfaction of claims, plus additional shares of Common Stock underlying securities issued in prior financings with unsatisfied registration rights. Except as set forth in the prior sentence, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the registration statement required to be filed hereunder other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders. The Company shall not file any other registration statement until the initial registration statement required hereunder is declared effective by the Commission.

          (ii) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the registration statement required hereunder.

          (iii) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective registration statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, that, the Company shall not be required to register any Registrable Securities pursuant to this Section that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act.

          (iv)  Notices.   Any  and  all  notices  or  other  communications  or
deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Subscription Agreement(s).

          (v) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the persons as permitted under the Subscription Agreement(s) provided, that the assignee shall at the time of such transfer furnish to the Company written notice of the name and address of such assignee and the Registrable Securities with respect to which registration rights are being assigned, and such assignee shall agree in writing to be bound by this Agreement.

          (vi) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

          (vii) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

          (viii) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (ix) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (x) Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

          The terms and conditions of this Registration Rights Agreement have been incorporated by reference into the Subscription Agreement, a complete copy of which is attached to the Memorandum as Exhibit A. Execution of a Subscription Agreement by any Purchaser shall be deemed to constitute execution by such Purchaser of this Registration Rights Agreement as of the even date therewith

                              ********************

          IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                        SMARTSERV ONLINE, INC.


                                        By: ____________________________________
                                            Name: Robert M. Pons
                                            Title:    President